SGS Proprietary and Confidential Information SGS North America Inc. Minerals Services 3845 N. Business Center Drive, Suite 115, Tucson, AZ 85705 t (520) 579.8315 f (520) 579.7045 www.sgs.com Member of SGS Group 24 February 2023 519-10 MP Materials Corp. 1700 Pavilion Drive, Suite 800 Las Vegas, NV 89135 Attention Ryan Corbett Chief Financial Officer Subject: Consent Letter – Mountain Pass Technical Report Summary 2022 Update Dear Mr. Corbett: In connection with the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and any amendments thereto (collectively the, “Form 10-K”) to be filed by MP Materials Corp. (the “Company”) with the U.S. Securities and Exchange Commission (“SEC”), SGS North America, Inc. (“SGS”), hereby consents to: (1) the filing and/or incorporation by reference by the Company and use of the Technical Report Summary titled “SEC Technical Report Summary, Pre-Feasibility Study, Mountain Pass Mine, San Bernardino County, California” with an effective date of September 30, 2021, and a report date of February 16, 2022 (the “Technical Report Summary”) that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the SEC, as an exhibit to and referenced in the Form 10-K; (2) the use of and references to SGS’s name as a “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Form 10-K and any such Technical Report Summary; and (3) the use of any quotation from, or summarization of, the particular section or sections of the Technical Report Summary in the Form 10-K, to the extent it was prepared by SGS, that SGS supervised its preparation of and/or that was reviewed and approved by SGS, that is included or incorporated by reference to the Form 10-K. SGS is responsible for, and this consent pertains to portions of Sections 1, 10, 14, 18, 22, 23 and 24 of the Technical Report Summary. Neither the whole nor any part of the Technical Report Summary nor any reference thereto may be included in any other filings with the SEC without the prior written consent of SGS as to the form and context in which it appears. Very truly yours, Joseph Keane P.E., Q.P. Mineral Processing Engineer Consultant SGS North America, Inc.